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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES

                                                     STATE OF INCORPORATION
SUBSIDIARY                                           OR ORGANIZATION
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Krispy Kreme Doughnut Corporation                    North Carolina
Krispy Kreme Distributing Co., Inc.                  North Carolina
Krispy Kreme Coffee Company, LLC                     North Carolina
Thornton's Flav-O-Rich Bakery Incorporated           North Carolina
KKIM Corporation                                     Delaware
HD Capital Corporation                               Delaware
HDN Development Corporation                          Kentucky
Golden Gate Doughnuts, LLC(1)                        California

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(1) Golden Gate Doughnuts, LLC is the registrant's Northern California franchisee in which the registrant holds a majority equity interest.